EX-99.B11a
                        [PRICE WATERHOUSE LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the heading "Other Service Providers" in the Prospectuses and under the heading "Independent Accountant and Reports" in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 32 under the Securities Act of 1933 to the Registration Statement on Form N-1A.



PRICE WATERHOUSE LLP
Boston, Massachusetts
February 7, 1997